SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:
☐ Preliminary proxy statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-12

AMERICAN PHYSICIANS CAPITAL, INC. (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐ Fee paid previously with preliminary materials.

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

1301 NORTH HAGADORN ROAD
EAST LANSING, MICHIGAN 48823
March 29, 2006
Dear Shareholder:
      You are cordially invited to attend our Annual Meeting of Shareholders, which will be held on April 27, 2006 at 9:00 a.m. local time at our offices in East Lansing, Michigan. After the formal business session, there will be a report to the shareholders on the state of the Company and a question and answer session.
      The attached notice and proxy statement describe the items of business to be transacted at the meeting. Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote your shares in person or by phone, Internet, or mail. Follow the instructions on the enclosed proxy card. If you receive more than one proxy card, please vote each card. Remember, you can always vote in person at the Annual Meeting even if you do so now, provided you are a shareholder of record or have a legal proxy from a shareholder of record.

Sincerely,

AMERICAN PHYSICIANS CAPITAL, INC.

R. Kevin Clinton, President and
Chief Executive Officer
East Lansing, Michigan
March 29, 2006

1301 NORTH HAGADORN ROAD
EAST LANSING, MICHIGAN 48823
(517) 351-1150
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2006
TO THE SHAREHOLDERS:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American Physicians Capital, Inc. (the “Company”) will be held at 1301 North Hagadorn Road, East Lansing, Michigan 48823, on April 27, 2006, at 9:00 a.m. local time, for the following purposes:

(1)	To elect three Class II directors to serve until the 2009 annual meeting of shareholders;

(2)	To ratify the appointment of BDO Seidman, LLP, our independent registered public accounting firm, to audit our consolidated financial statements for 2006; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      Only shareholders of record at the close of business on March 10, 2006 are entitled to vote at the Annual Meeting.
      YOUR VOTE IS IMPORTANT. PLEASE VOTE ON THE ENCLOSED PROXY CARD NOW EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU CAN VOTE BY SIGNING, DATING AND RETURNING YOUR PROXY CARD BY MAIL IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES, OR BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ARE A SHAREHOLDER OF RECORD OR HAVE A LEGAL PROXY FROM A SHAREHOLDER OF RECORD.

By Order of the Board of Directors,

ANNETTE E. FLOOD
Secretary
East Lansing, Michigan
March 29, 2006

American Physicians Capital, Inc.
1301 North Hagadorn Road
East Lansing, Michigan 48823
(517) 351-1150
March 29, 2006
PROXY STATEMENT

       This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of American Physicians Capital, Inc., a Michigan corporation (the “Company”), for use at the Company’s 2006 Annual Meeting of Shareholders, and at any and all adjournments and postponements thereof, for the purposes set forth in the accompanying notice. We intend to begin mailing this proxy statement, the attached Notice of Annual Meeting and the accompanying proxy card to shareholders on or about March 29, 2006. The following are questions and answers that will convey important information regarding the Annual Meeting and how to vote your shares.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	Q: Who may vote?

A:	Shareholders of our common stock as of the close of business on the record date of March 10, 2006 are entitled to vote at the Annual Meeting. Our common stock is our only class of outstanding voting securities.

2.	Q: What am I voting on?

A:	You are being asked to vote on the election of three Class II directors to serve until the 2009 annual meeting of shareholders. You are also being asked to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm to audit our consolidated financial statements for 2006.

3.	Q: When and where will the Annual Meeting be held?

A:	The meeting will be held at 9:00 a.m. Eastern Daylight Time on April 27, 2006 at our headquarters located at 1301 North Hagadorn Road, East Lansing, Michigan 48823.

4.	Q: What is the difference between a shareholder of record and a beneficial owner?

A:	You are considered a shareholder of record if your shares are registered directly in your name with our transfer agent (Illinois Stock Transfer Company). The proxy statement, proxy card and annual report are being mailed directly to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote your proxy card either by telephone, Internet or by mail to ensure that your vote is counted.

You are considered a beneficial owner if your shares are held in a stock brokerage account or by a bank or other nominee. This is also commonly referred to as holding shares in “street name.” The proxy statement, annual report and a vote instruction card have been forwarded to you by your broker, bank or nominee who is considered, with respect to your shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the vote instruction card included in the mailing. You are also invited to attend the Annual Meeting. However, since as a beneficial owner you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a legal proxy from your bank, broker or other agent or nominee.

5.	Q: How do I cast my vote?

A:	There are four different ways you may cast your vote this year. You may vote by:

(1)	telephone, using the toll-free number listed on each proxy card (if you are a shareholder of record) or vote instruction card (if you are a beneficial owner of your shares). Please follow the instructions on your proxy or vote instruction card. If you vote using the telephone, you do not need to mail in your proxy card;

(2)	Internet, go to the voting site at http:/www.illinoisstocktransfer.com, click on the heading “Internet Voting” and follow the instructions on the screen. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card. If you vote using the Internet, you do not need to mail in your proxy card;

(3)	signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided; or

(4)	attending the Annual Meeting and voting in person if you are a shareholder of record or, if you are a beneficial owner and have a legal proxy from the shareholder of record.

Shareholders who hold their shares in “street name” will need to obtain a voting instruction form from the institution that holds their shares and must follow the voting instructions given by that institution.

6.	Q: How do I vote if I attend the Annual Meeting?

A:	If you are a shareholder of record, you can attend the Annual Meeting and vote in person the shares you hold directly in your name. If you choose to do that, please bring the enclosed proxy card or proof of identification. If you want to vote in person at our Annual Meeting and you hold our common stock through a bank, broker or other agent or nominee, you must obtain a power of attorney or other proxy authority from that organization and bring it to our Annual Meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. If you vote in person at the Annual Meeting, you will revoke any prior proxy you may have submitted.

7.	Q: How do I revoke or change my vote?

A:	You may revoke your proxy and change your vote at any time prior to voting at the Annual Meeting by:

(1)	notifying our corporate Secretary in writing;

(2)	voting by telephone or Internet (prior to Tuesday, April 25, 2006 at 11:59 p.m. Eastern Daylight Time), since only your latest vote will be counted;

(3)	signing and returning, prior to the Annual Meeting, another proxy card that is dated after the date of the vote (by telephone, Internet or proxy card) you wish to revoke or change; or

(4)	voting in person at the Annual Meeting (if you are a shareholder of record or have a legal proxy from a shareholder of record).

If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.

8.	Q: How many shares can vote at the Annual Meeting?

A:	As of the record date, 8,286,682 shares of our common stock were outstanding. Every shareholder of common stock is entitled to one vote for each share held.

9.	Q: What is a “quorum”?

A:	A “quorum” is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding on the record date. There must be a quorum present for the meeting to be held. All shares represented at the Annual Meeting in person or by proxy (including those voted by telephone or Internet) will be counted toward the quorum.

10.	Q: Who will count the vote?

A:	A representative from the Illinois Stock Transfer Company, our transfer agent, will count the votes and act as inspector of election.

11.	Q: Who can attend the Annual Meeting?

A:	All shareholders who owned shares on March 10, 2006, may attend. Please indicate that you plan to attend by checking the box on your proxy card or vote instruction card, or pressing the appropriate key if voting by telephone or by Internet.

12.	Q: How will the voting on any other business be conducted?

A:	If any other business is properly presented at the Annual Meeting, R. Kevin Clinton and Frank H. Freund, officers of the Company and the named proxies, generally will have authority to vote your shares voted on the Company’s proxy card on such matters in their discretion.

13.	Q: How is my proxy tabulated if I sign and date my proxy card but do not indicate how I want to vote?

A:	If you do not indicate on the proxy card how you want your votes cast, the proxies (Mr. Clinton or Mr. Freund, as your representatives) will vote your shares FOR all of the nominees for director listed in the proxy card and FOR the ratification of the appointment of the independent registered public accounting firm.

14.	Q: Will my shares be voted if I do not sign and return my proxy card or vote by telephone or Internet?

A:	If your shares are held in street name, your brokerage firm may either vote your shares on “routine matters” (such as an election of directors or the ratification of independent registered public accounting firm) or leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by completing the vote instruction form that they send to you. This enables your shares to be voted at the meeting as you direct.

If you are a shareholder of record and do not vote your proxy by telephone, Internet, mail or vote your shares in person at the Annual Meeting, your shares will not be voted.

15.	Q: Who pays the cost of the solicitation of proxies?

A:	The cost of solicitation of proxies by the Board of Directors, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our shareholders, will be borne by the Company. Proxies will be solicited primarily by mail and may also be solicited by directors, officers and other employees of the Company without additional compensation. Copies of solicitation material will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. The Company has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of the Common Stock as of March 1, 2006, except as otherwise indicated, by each current director, each director nominee, each of the persons named in the Summary Compensation Table under “Compensation of Executive Officers,” all current directors and executive officers as a group, and each person who is known by the Company to own beneficially 5% or more of the Company’s outstanding shares of Common Stock (each, a “5% Owner”). The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on March 1, 2006 or within 60 days thereafter through the exercise of any stock option or other right. Unless otherwise indicated, each holder has sole investment and voting power with respect to the shares set forth in the following table

Name	Number of Shares(1)	% of Class

Billy B. Baumann, M.D.(2)	42,600	*
Thomas R. Berglund, M.D.	40,852	*
R. Kevin Clinton(3)	166,997	2.0
Daniel L. Gorman(4)	172,385	2.1
AppaRao Mukkamala, M.D.(5)	44,974	*
D. Joseph Olson	750	*
Spencer L. Schneider(6)	30,580	*
Lloyd A. Schwartz	22,200	*
Joseph D. Stilwell(7)	705,980	8.5
Larry W. Thomas	0	—
Annette E. Flood	50,500	*
Frank H. Freund(8)	142,000	1.7
All current executive officers and directors as a group (11 persons)(2)(3)(4)(5)(6)(7)(8)	1,419,818	16.4
Dimensional Fund Advisors Inc.(9)	752,291	9.1
Stilwell Value Partners V, L.P., Stilwell Associates, L.P., Stilwell Partners, L.P., Stilwell Value LLC(7)	705,980	8.5
JPMorgan Chase & Co.(10)	514,324	6.2
EARNEST Partners, LLC(11)	500,778	6.0

*	Less than one percent.

(1)	Includes shares that may be acquired upon exercise of options granted by the Company by the following persons: Dr. Baumann — 18,000 shares; Mr. Schwartz — 13,000 shares; Mr. Freund — 127,500 shares; Mr. Clinton — 126,000 shares; Ms. Flood — 50,000 shares; and all current executive officers and directors as a group — 334,500 shares.

(2)	Includes 17,600 shares of Common Stock held of record by the Rachel A. Baumann Revocable Living Trust U/ A dated November 22, 1982, of which Dr. Baumann has power of attorney. Also includes 1,000 shares of Common Stock held of record by Rachel A. Baumann in her Individual Retirement Account, and 1,000 shares are held jointly with Dr. Baumann’s aunt as to which Dr. Baumann has right of survivorship.

(3)	Includes 5,268 shares of Common Stock held of record by Marilyn J. Clinton in her Individual Retirement Account. Also includes 1,000 shares held in Mr. Clinton’s children’s Irrevocable Trusts. Mr. Clinton has voting and dispositive power with respect to the shares held by his wife and children.

(4)	Includes 25,000 and 55,000 shares of Common Stock that were subjected to pre-paid variable forward sale contracts with Bear Stearns & Co. on December 23, 2004 and June 20, 2005,

respectively. The shares under the December 23, 2004 contract secure Mr. Gorman’s obligation to deliver a maximum of 25,000 shares of Common Stock or their cash equivalent on December 21, 2007. The shares under the June 20, 2005 contract secure Mr. Gorman’s obligation to deliver a maximum of 55,000 shares of Common Stock or their cash equivalent on June 20, 2008. Mr. Gorman continues to share dispositive rights as to these shares, but no longer retains the voting rights as these shares have been borrowed under the terms of the contract.

(5)	Includes 17,000 shares of Common Stock held of record by the Mukkamala Family Ltd. Partnership, a limited partnership of which Dr. Mukkamala is the general partner and has sole dispositive and voting power with respect to these shares.

(6)	Includes 30,000 shares of Common Stock which may be acquired upon exercise of an option granted by Stilwell Value Partners V, L.P.

(7)	The Stilwell Group has represented to the Company that it currently beneficially owns 705,980 shares of the Company’s common stock. Joseph Stilwell and the named entities share the voting and dispositive power with respect to all of the shares they own. 30,000 of the shares reflected in the table are subject to an option to purchase held by Spencer Schneider. See footnote (6) above. The amount reflected in the table also includes shares held by Mr. Schneider (580 shares) and John Stilwell (2,200 shares), as Joseph Stilwell has voting power with respect to these shares. The business address of Stilwell Value Partners V, L.P., Stilwell Associates, L.P., Stilwell Partners, L.P., Stilwell Value LLC and Joseph Stilwell is 26 Broadway, 23rd Floor, New York, New York 10004. See “Election of Directors — Stilwell Standstill Agreement.”

(8)	Includes 300 shares of Common Stock held of record by Mr. Freund’s children.

(9)	Based on information contained in a Form 13G filed on February 6, 2006, with information as of December 31, 2005. Dimensional Fund Advisors Inc. is a registered investment advisor which has sole voting and dispositive power with respect to all of the shares shown in the table. The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(10)	Based on information contained in a Form 13G filed on February 10, 2006, with information as of December 31, 2005. JPMorgan Chase & Co. is the parent holding company which has the sole voting power with respect to 462,824 shares and sole dispositive power with respect to 503,824 shares. The business address of JPMorgan Chase & Co. is 270 Park Avenue, New York, New York 10017.

(11)	Based on information contained in a Form 13G filed on February 14, 2006, with information as of December 31, 2005. EARNEST Partners, LLC is a registered investment advisor which has the sole and shared voting power with respect to 168,078 shares and 77,500 shares, respectively, and has sole dispositive power with respect to all of the shares shown in the table. The business address of EARNEST Partners, LLC is 75 Fourteenth Street, Suite 2300, Atlanta, Georgia 30309.

ELECTION OF DIRECTORS
Background
      The Company’s Articles of Incorporation divide the directors into three classes, designated Class I (three directors), Class II (three directors) and Class III (three directors). Each year, on a rotating basis, the terms of office of the directors in one of the three classes expire. Successors to the class of directors whose terms have expired will be elected for a three-year term. The term for the Class II directors who are being elected this year will expire at the 2009 annual meeting of shareholders or upon the election and qualification of their successors. Directors are elected by a plurality of the votes cast, so that only votes cast “for” directors are counted in determining which directors are elected. The three directors receiving the most votes “for” will be elected. Broker non-votes (if any) and withheld votes will be treated as shares present for purposes of determining the presence of a quorum but will have no effect on the vote for the election of directors. Information with respect to the three nominees proposed for election is set forth below.
      The Board recommends a vote FOR the Class II nominees. The persons named in the accompanying proxy card will vote for the election of the nominees named in this proxy statement unless shareholders specify otherwise in their proxies. If any nominee at the time of election is unable to serve, or otherwise is unavailable for election, and if other nominees are designated by the Board of Directors, the persons named as proxy holders on the accompanying proxy card intend to vote for such nominees. Management is not aware of the existence of any circumstance which would render the nominees named below unavailable for election. All of the nominees other than Mr. Thomas are currently directors of the Company. Mr. Thomas was recommended to the Company’s Governance Committee for nomination by Mr. Freund. In accordance with the Company’s director retirement policy, Mr. Lloyd Schwartz will cease to be a director following the 2006 annual meeting when his term expires.
Class II Nominees For Directors With Terms Expiring in 2009
      Billy B. Baumann, M.D., age 69, is a retired pathologist and former chief of staff at North Oakland Medical Centers, in Pontiac, Michigan. He served as president and treasurer of the Michigan State Medical Society and was a member of their board from 1982 to 2002. Dr. Baumann served as a member of the Board of Directors of American Physicians Assurance Corporation (“American Physicians”), our principal operating subsidiary, from 1988 to 2002, and has been a director of the Company since July 2000.
      R. Kevin Clinton, age 51, was appointed president and chief executive officer of the Company effective January 1, 2004. Since June 2002, Mr. Clinton has served as president of American Physicians, the Company’s largest subsidiary. Prior to this, he served as executive vice president and chief operating officer of the Company from October 2001 to June 2002. Prior to joining the Company in September 2001, Mr. Clinton was president, chief executive officer and a director of MEEMIC Holdings, Inc., a publicly traded property and casualty insurance holding company and a subsidiary of ProNational Insurance Company and Professionals Group, Inc., from 1997 until July 2001. Mr. Clinton was chief financial officer at ProNational Insurance Company from 1990 to 1997. Mr. Clinton is a Fellow of the Casualty Actuarial Society.
      Larry W. Thomas, age 63, spent his entire career within Farm Bureau Insurance of Michigan (“Farm Bureau”), a group of insurance companies based in Michigan that offer commercial and personal property and casualty insurance, life insurance, annuities and health insurance. Mr. Thomas led Farm Bureau as executive vice president from August 1989 until February 2005. From 1967 until 1987, Mr. Thomas held various accounting positions starting as an accountant and advancing his position during this period. In 1978, he was promoted to life controller and held that position until 1987. In May 1987, he was appointed vice president and corporate controller overseeing the property and casualty and life groups. Mr. Thomas also served on the Board of Directors of the Property Casualty and Life Associations in Michigan and held various officer positions within these organization from August 1989 until his retirement in February 2005.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.
Incumbent Class III Directors With Terms Expiring in 2007
      Thomas R. Berglund, M.D., age 72, practices family medicine in Portage, Michigan. Dr. Berglund was a member of the Board of Directors of the Michigan State Medical Society from 1972 to May 2001, serving as chairman from 1981 to 1985, president from 1986 to 1987 and secretary from 1988 to May 2001. He served on the American Physicians Board of Directors from 1985 to 2002, and has been a director and chairman of the Company’s Board since July 2000.
      Daniel L. Gorman, age 58, has practiced law as the sole practitioner of the Law Offices of Daniel L. Gorman since 1977, advising clients on a wide range of legal issues and during the same period has acted as the Town Attorney for Vestal, New York, functioning as its house counsel. Since 1989, Mr. Gorman has acted as an investor and legal counsel in private venture capital transactions in the value and financial sector. From August 1999 until September 30, 2000, Mr. Gorman served as special counsel at Chernin & Gold, a Binghamton, New York law firm. He has been a director of the Company since August 2004. See “— Gorman Standstill Agreement.”
      D. Joseph Olson, J.D., age 64, joined Amerisure Insurance Companies, a regional property and casualty insurance group, in 1997 as senior vice president and general counsel. In November 2001 he assumed the position of senior vice president and counsel — government relations. In May 1995, Mr. Olson was appointed Michigan Commissioner of Insurance and served in that position until 1997. From 1980 to 1995, he was vice president — general counsel for Citizens Insurance Company of America, a Midwestern property and casualty insurance carrier. He serves on the board of the Michigan Property and Casualty Guaranty Association. He is a member of the state bars of Michigan and Texas. Mr. Olson has been a director of the Company since August 2004.
Incumbent Class I Directors With Terms Expiring in 2008
      AppaRao Mukkamala, M.D., age 60, is a board-certified radiologist. He was a member of the American Physicians Board of Directors from 1993 to 2002, and has been a director of the Company since July 2000. He is currently the treasurer of the Michigan State Medical Society and has served on its Board of Directors since 1997.
      Spencer L. Schneider, J.D., age 46, is engaged in the private practice of law in New York, New York. Opened in 1989, Mr. Schneider’s law practice includes corporate law, securities law, litigation and real estate. Mr. Schneider is a member of the Bar of the State of New York. He has been a director of the Company since February 2002 and served on the American Physicians Board of Directors from February 2002 to June 2004. See “— Stilwell Standstill Agreement.”
      Joseph D. Stilwell, age 44, has acted as a private investment manager overseeing the Stilwell Group of funds since 1993. Mr. Stilwell received a Bachelor of Science in Economics from The Wharton School, University of Pennsylvania. He has been a director of the Company since November 2004. See “— Stilwell Standstill Agreement.”
Stilwell Standstill Agreement
      The Company entered into an agreement, dated November 10, 2004 (the “Stilwell Agreement”), with Stilwell Value Partners, L.P. and various affiliated entities and individuals (collectively, the “Stilwell Group”) whereby Joseph Stilwell, a representative of the Stilwell Group, joined the Company’s Board of Directors for a term expiring at the 2005 annual meeting. The Company has agreed to nominate and support Mr. Stilwell and Spencer Schneider, also a representative of the Stilwell Group who was appointed to the Board pursuant to a prior standstill agreement with the Stilwell Group dated February 20, 2002, for re-election at the 2005 annual meeting for a term expiring at the 2008 annual meeting. The Stilwell Agreement provides that Mr. Stilwell will also be appointed to the Company’s compensation and investment committees for so long as he remains a director and that Mr. Schneider will remain a member of the audit and governance committees during his term.
      The Stilwell Agreement requires the Stilwell Group to vote all of the Company shares that it beneficially owns (or, if directed by the Board, pro rata with all other shareholders) for each of the Company’s nominees for election to the Board, for the ratification of the appointment of independent auditors and, in other matters, in accordance with the recommendation of the Company’s Board. The Stilwell Group has also agreed not to engage in various activities, such as (i) initiating a proxy contest to elect persons to the Board or to approve shareholder proposals, (ii) initiating litigation against the Company, its directors or officers, (iii) acquiring or retaining beneficial ownership of more than 9.9% of the Company’s common stock, or (iv) proposing certain transactions with other companies that result in a “change in control” of the Company.
      If the Stilwell Group’s beneficial ownership of Company common stock becomes less than 5% of the Company’s outstanding shares (other than as a result of an increase in the number of outstanding shares), then the Stilwell Group must notify the Company and the Board may require either Mr. Stilwell or Mr. Schneider (at the discretion of the Stilwell Group) to tender his resignation from the Board and all applicable Board committees.
      The Stilwell Agreement will terminate and both Messrs. Stilwell and Schneider are required to tender their resignations from the Board and all committees at the request of the Board upon the earlier of (i) a reduction in the Stilwell Group’s beneficial ownership of common stock to less than 1%, (ii) the acquisition by another person of more than 50% of the Company’s voting stock (by merger or otherwise), (iii) the failure of certain entities in the Stilwell Group to continue to exist as legal entities, (iv) the death or incapacity of Mr. Stilwell or (v) November 10, 2007. In addition, the Stilwell Group may terminate the Stilwell Agreement at any time upon 15 days written notice to the Company and the resignations of Messrs. Stilwell and Schneider. The Stilwell Agreement will terminate and the resignations will become effective at the end of the 15 day period unless withdrawn by the Stilwell Group.
      The Stilwell Agreement also contains a release by the Stilwell Group of any claims it has or may have against any of the Company’s current directors or officers based upon any act, omission or failure to act occurring prior or subsequent to the date of the Agreement. Such waiver does not extend to enforcement of the Stilwell Agreement itself or criminal acts.
Gorman Standstill Agreement
      The Company entered into an agreement, dated April 7, 2004 (as amended, the “Gorman Agreement”), with Daniel L. Gorman pursuant to which Mr. Gorman was nominated to stand for election at the 2004 annual meeting with the Class III directors. Mr. Gorman had previously given notice of his intention to nominate himself to the Company’s Board to be elected at the 2004 annual meeting and had filed preliminary proxy materials with the Securities and Exchange Commission. In connection with the Gorman Agreement, Mr. Gorman withdrew his nomination notice, his preliminary proxy materials and a related demand to inspect shareholder records.
      The Gorman Agreement requires Mr. Gorman, during the three year term of the Gorman Agreement, to vote all of the Company shares that he beneficially owns (or, if directed by the Board, pro rata with all other shareholders) for each of the Company’s nominees for election to the Board, for the ratification of the appointment of independent auditors and, in other matters, in accordance with the recommendation of the Company’s Board. In addition, Mr. Gorman has agreed not to engage in various activities, such as (i) initiating a proxy contest to elect persons to the Board or withhold votes from nominees to the Board, or to approve shareholder proposals, (ii) initiating litigation against the Company, its directors, officers, employees or agents, (iii) acquiring or retaining more than 5% of the Company’s common stock, or (iv) selling his shares unless such sales are in the open market and are not to any persons who would beneficially own more than 5% of the Company’s outstanding shares. The Company reimbursed Mr. Gorman for a portion of his out of pocket expenses incurred in connection with his proposed proxy solicitation up to a total of $17,500.

      The Gorman Agreement will terminate, and Mr. Gorman is required to tender his resignation from the Board, following the vote of a majority of the directors other than Gorman in favor of such resignation, upon the earlier of (i) a reduction in Mr. Gorman’s beneficial ownership of common stock to less than 1%, (ii) the acquisition by another person of more than 50% of the Company’s voting stock (by merger or otherwise), or (iii) April 7, 2007.
Meetings and Committees of the Board
      During 2005, there were six Board meetings held. Each director attended 75% or more of the total number of meetings of the Board and committees of which he was a member in 2005. Directors standing for election are expected to attend the Annual Meeting of Shareholders, according to Company policy. All of the directors serving as such at the time attended the 2005 Annual Meeting of Shareholders.
      The Company’s Board has a Compensation Committee, a Governance Committee and an Audit Committee. The Board has adopted a written charter for each of these committees. The charters are accessible on the Company’s website at www.apcapital.com through the “Corporate Governance” link. The Board has determined that all of the directors who will be continuing in office after the Annual Meeting of Shareholders, including all of the committee members, are “independent” under Rule 4200(a)(15) of the Nasdaq Stock Market, except for Mr. Clinton, the Company’s President and CEO. Following Mr. Thomas’ election to the Company’s Board of Directors, the Board is expected to determine that Mr. Thomas is “independent.”
      The Compensation Committee met four times during 2005. The current members of the Compensation Committee, none of whom are employees of the Company, are Mr. Schwartz, Mr. Gorman, Dr. Mukkamala and Mr. Stilwell, with Mr. Schwartz serving as Chair. The functions of this Committee are to establish and administer the Company’s executive compensation plans and the compensation of executive management. The functions of this Committee are described in more detail in its report under “Compensation of Executive Officers.”
      The Governance Committee met four times during 2005. The current members of the Governance Committee, none of whom are employees of the Company, are Dr. Berglund, Dr. Mukkamala, Mr. Olson and Mr. Schneider, with Dr. Berglund serving as Chair. The responsibilities of the Governance Committee include, among other things, identifying and recommending to the Board qualified candidates for election as directors of the Company. The Governance Committee uses various means to identify director candidates, including recommendations from existing board members and management and nominations submitted by shareholders, and may also retain independent consultants to assist it in identifying and evaluating director candidates. The Governance Committee will consider candidates recommended by shareholders entitled to vote at the meeting and who comply with the notice procedures set forth in the Company’s bylaws, which procedures are more fully set forth under “Shareholder Proposals.” Candidates are not evaluated on the basis of any specific minimum qualifications. In selecting candidates, the Governance Committee relies on all relevant factors regardless of whether the candidate is nominated by the Company or by a shareholder. Some of the factors on which the Governance Committee relies in selecting candidates include, without limitation, (i) personal characteristics, including personal and professional ethics and integrity; (ii) expertise useful to the Company and complementary to the background and experience of the existing directors, (iii) willingness to devote the required time to carrying out the duties and responsibilities of Board membership; (iv) commitment to Board service over a period of several years; (v) willingness to represent the best interest of shareholders and objectively appraise management performance; (vi) involvement only in activities that do not create a conflict of interest with the director’s responsibilities to the Company and its shareholders; and (vii) diversity in personal background, including race, gender, age and nationality. When evaluating any director candidate, the Governance Committee examines the candidate’s qualifications in light of the portfolio of skills, experience, perspective and background required for the effective functioning of the Board, taking into consideration the Company’s strategy, and its regulatory and market environments.

      The Audit Committee met 10 times during 2005. The current members of the Audit Committee are Dr. Baumann, Mr. Olson, Mr. Schneider and Mr. Schwartz, with Dr. Baumann serving as Chair. The Board has determined that Mr. Schwartz is an “audit committee financial expert” as that term is defined under Securities and Exchange Commission (“SEC”) Rules and that all members of the Audit Committee satisfy all other qualifications for Audit Committee members set forth in the applicable Nasdaq rules. Following Mr. Thomas’ election to the Company’s Board, it is expected that the Board will appoint Mr. Thomas as a member of the Audit Committee and determine that he is an “audit committee financial expert” as defined by the SEC. The purpose of the Audit Committee is to assist the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The functions of the Audit Committee include, among other things, (i) overseeing management’s conduct of the accounting and financial reporting processes, including the effectiveness of internal controls; (ii) overseeing the integrity of the Company’s financial statements; (iii) overseeing the annual independent audit, selecting the independent auditors and evaluating the function, qualifications, services, performance and independence of the auditors from time to time; (iv) overseeing the internal audit function; (v) overseeing compliance with legal and regulatory requirements, including disclosure controls and procedures; (vi) overseeing the Company’s policies, practices and compliance regarding its code of conduct; and (vii) acting as the Company’s “qualified legal compliance committee”.
Audit Committee Report
      In accordance with its written charter, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to independent auditor oversight, corporate accounting, reporting practices and the quality and integrity of the financial reports, including the internal controls over financial reporting of the Company.
      The Audit Committee received from the independent auditors and reviewed a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.
      The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.
      The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements of the Company as of and for the year ended December 31, 2005.
      Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:	BILLY B. BAUMANN, M.D., CHAIR D. JOSEPH OLSON SPENCER L. SCHNEIDER LLOYD A. SCHWARTZ, CPA
Code of Ethics
      The Company has adopted a Code of Ethics that applies to all of its employees, executive officers and directors, including its chief executive officer, chief financial officer and principal accounting officer. The Code of Ethics, as currently in effect (together with any amendments that may be adopted from time to time) is available on the Company’s website at www.apcapital.com through the “Corporate Governance” link. In the future, to the extent any waiver is granted or amendment is made with respect to the Code of

Ethics that requires disclosure under applicable Securities and Exchange Commission rules, information regarding such waiver or amendment will be posted on the “Corporate Governance” page of the Company’s website.
      As part of the Company’s Code of Ethics, an Ethics Hotline has been established for employees to anonymously report any concerns relating to a possible violation of the Code of Ethics. Also included in the Code of Ethics is a Hotline for employees and others to anonymously report any concerns regarding a possible violation of internal accounting controls or auditing related matters. These reports are forwarded by an independent service provider directly to the Chairman of the Audit Committee. This Hotline is published in the Corporate Governance section on the Company’s website.
Shareholder Communications With the Board
      A shareholder who wishes to communicate directly with the Board or with an individual director should send the communication, addressed to the Board or the individual director, to the Company’s executive offices at the address shown on the first page of this proxy statement and the communication will be forwarded to the director or directors to whom it is addressed.
Director Compensation
      Retainer: During 2005 each director who was not an employee of the Company received an annual retainer fee of $25,000. The Chairman of the Board received an annual fee of $30,000. During 2005, the Chairmen of the Compensation and Governance Committees each received an annual Committee Chairman retainer fee of $5,000, and the Chairman of the Audit Committee received an annual Committee Chairman retainer fee of $10,000.
      Meeting Fees: During 2005, each non-employee director received an attendance fee of $1,500 for each meeting of the Board. Committee members received $1,000 for each committee meeting attended.
      Travel Reimbursement: The Company reimburses all directors and officers for travel, lodging and related expenses which they incur in attending Board and committee meetings. The Chairman of the Board receives a monthly car allowance totaling $1,250.
      Stock Compensation: Although non-employee directors are eligible for stock compensation under the terms of the Company’s Stock Compensation Plan, the Compensation Committee did not grant any equity-based awards in 2005 to any of the non-employee directors, and has elected to discontinue awarding stock compensation to non-employee directors for the foreseeable future.
      Employees who serve as directors do not receive retainer or attendance fees.
      In August 2005, the Board of Directors approved a recommendation by the Compensation Committee to simplify director compensation by paying an annual retainer fee and eliminating separate board and committee meeting attendance fees. The annual retainer fee for non-employee directors was established at $40,000, with the exception of the Chairman of the Board and Chairman of the Audit Committee who would receive annual retainer fees of $50,000 and $45,000, respectively. On March 10, 2006, the Company’s Board of Directors approved a further recommendation by the Compensation Committee to annually adjust, beginning in 2006, the annual retainer fee for non-employee directors based on the average annual base salary change received by all Company employees. The average annual base salary change received by all Company employees for 2006 was 3.8%. Therefore, effective January 1, 2006, each non-employee director will receive an annual retainer fee of $41,520, with the exception of the Chairman of the Board and Chairman of the Audit Committee who will receive annual retainer fees of $51,900 and $46,710, respectively.

Executive Officers
      The executive officers of the Company are elected or appointed annually and serve as executive officers of the Company at the pleasure of the Company’s Board of Directors. The Company’s current executive officers are described below.
      R. Kevin Clinton’s business experience is described above under “— Class II Nominees For Directors With Terms Expiring in 2009.”
      Annette E. Flood, J.D., R.N., age 46, has been the chief operating officer of American Physicians since June 2002, and was appointed Chief Operating Officer of the Company in May 2005. She joined the Company in October 2001 as vice president of American Physicians, overseeing the Company’s medical professional liability operations. Prior to joining the Company, Ms. Flood served as senior vice president, corporate secretary and legal counsel of ProNational Insurance Company, a subsidiary of Professionals Group, Inc., from 1992 to 2000. Ms. Flood was the secretary of Professionals Group from 1996 to 2000. She served as secretary and a director of MEEMIC Holdings, Inc. from 1998 to July 2001. She also served as chief operating officer, secretary and director of MEEMIC Insurance Company, a subsidiary of MEEMIC Holdings, Inc., from 1998 to July 2001.
      Frank H. Freund, C.P.A., age 45, has been executive vice president, treasurer and chief financial officer of the Company since July 2000. Mr. Freund joined the Company as chief financial officer of American Physicians in September 1997. Mr. Freund’s previous employment includes working with the Michigan practice of Deloitte & Touche LLP from October 1994 to September 1997, serving as an audit senior manager in that firm’s insurance and health care business assurance services group.

COMPENSATION OF EXECUTIVE OFFICERS
Summary
      The following table provides a summary of compensation paid or accrued by the Company and its subsidiaries during the last three years to or on behalf of the Company’s Chief Executive Officer during 2005 and the other executive officers who were serving as such at December 31, 2005 (collectively, the “Named Officers”).
Summary Compensation Table

				Long-Term
				Compensation
				Awards
		Annual
		Compensation		Securities
				Underlying	All Other
	Fiscal	Salary	Bonus	Options/SARs	Compensation
Name and Principal Position	Year	$	$	(#)	($)(1)

R. Kevin Clinton	2005	$596,865	$596,865	40,000	$20,820
President and Chief Executive Officer	2004	435,996	217,998	100,000	26,225
	2003	349,885	—	—	25,570
Frank H. Freund	2005	314,437	314,437	—	20,460
Executive Vice President, Treasurer	2004	300,000	150,000	—	25,745
and Chief Financial Officer	2003	299,931	—	—	23,650
Annette E. Flood	2005	312,790	312,790	25,000	20,560
Executive Vice President and	2004	200,000	100,000	—	25,217
Chief Operating Officer	2003	199,769	—	—	23,650

(1)	The amounts included in “All Other Compensation” for 2005 paid to or contributed for the Named Officers are as follows:

Name	401(k)	Pension	Other (a)	Total

R. Kevin Clinton	$8,400	$10,500	$1,920	$20,820
Frank H. Freund	8,400	10,500	1,560	20,460
Annette E. Flood	8,140	10,500	1,920	20,560

(a)	This amount represents reimbursement for estimated cellular phone usage in 2005.
Option Holdings
      The following table provides information with respect to the number of options/SARs granted in 2005 to the Named Officers.
Option/SAR Grants in Last Fiscal Year

Individual Grants

	Number of				Potential Realizable Value
	Securities	% of Total			at Assumed Annual Rates
	Underlying	Options			of Stock Price Appreciation
	Options	Granted to	Exercise or		For Option Term(2)
	Granted	Employees in	Base Price	Expiration
Name	(#)(1)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

R. Kevin Clinton	40,000	41.9	$39.75	8/3/2015	$2,589,942	$4,124,051
Frank H. Freund	—	—	—	—	—	—
Annette E. Flood	25,000	26.2	$39.75	8/3/2015	1,618,714	2,577,532

(1)	All of these options, which were granted pursuant to the Company’s Stock Compensation Plan, become exercisable as follows: 33% on August 3, 2006; 33% on August 3, 2007; and 34% on August 3, 2008, and immediately in the event of a change in control of the Company, termination due to death or disability or if the vesting restrictions are otherwise waived by the Compensation Committee.

(2)	Represents the value of such option at the end of its 10-year term (without discounting to present value), assuming the market price of the Common Stock appreciates from the exercise price beginning on the grant date at an annually compounded rate of 5% or 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on the future performance of the Common Stock. There can be no assurance that the price appreciation reflected in this table will be achieved.

      The following table provides information with respect to the exercisable and unexercisable options held as of the end of 2005 by the Named Officers.
Aggregated Option/SAR Exercises In
Last Fiscal Year and Fiscal Year-End Option/SAR Values

					Value of Exercisable and
			Number of Exercisable and		Unexercised In-the-Money
			Unexercised Options/SARs		Options/SARs At Fiscal
	Shares	Value	at Fiscal Year End(#)		Year End($)(2)
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

R. Kevin Clinton	—	—	93,000	107,000	$2,321,250	$1,866,350
Frank H. Freund	17,500	488,775	127,500	—	3,457,675	—
Annette E. Flood	—	—	50,000	25,000	1,342,700	151,000

(1)	Value was determined by the difference between the option exercise price and the market price of the common stock at the date of exercise.

(2)	Value was determined by multiplying the number of shares subject to an option by the difference between the closing price of the Common Stock at the end of 2005 on The Nasdaq Stock Market and the option exercise price.
Employment Agreements
      On February 23, 2005, the Company, through its wholly owned operating subsidiary American Physicians, entered into new employment agreements with its executive officers, R. Kevin Clinton, President and Chief Executive Officer, Frank H. Freund, Executive Vice President, Treasurer and Chief Financial Officer and Annette E. Flood, Chief Operating Officer of American Physicians. In May 2005, Ms. Flood was appointed Executive Vice President and Chief Operating Officer of the Company. The employment agreements were approved and recommended by the Company’s Compensation Committee and superseded the existing employment agreements with these executives.
      Unless sooner terminated as provided therein, the agreements continue in effect for one year. Thereafter, the term automatically extends for one additional day for each successive day of the executive’s employment with the Company unless replaced or terminated.
      The agreements provide for base salaries equal to those in effect during 2004: $437,000, $200,000 and $300,000 for Mr. Clinton, Ms. Flood and Mr. Freund, respectively. In March 2005, the Compensation Committee, as part of its annual executive compensation review, evaluated executive salaries and approved the following base salaries for 2005: Mr. Clinton — $600,000; Ms. Flood — $315,000; and Mr. Freund — $315,000. The Compensation Committee also determined to annually adjust each executive officer’s base salary based on the average annual base salary change received by all Company employees beginning in 2006. The average annual base salary change received by all Company employees for 2006 was 3.8%.

Therefore, effective January 1, 2006, the following base salaries for the Company’s executive officers for 2006 were approved by the Compensation Committee, reflecting increases of 3.8% over 2005 salaries:

Executive	Title	Base Salary

R. Kevin Clinton	President and Chief Executive Officer	$622,800
Annette E. Flood	Executive Vice President and Chief Operating Officer	$326,970
Frank H. Freund	Executive Vice President, Treasurer and Chief Financial Officer	$326,970
      In addition, the agreements provide for participation in the Company’s short-term and long-term incentive plans, disability insurance, expense reimbursement and other customary employment benefits. In the event of (i) the “involuntary termination” of the executive, (ii) termination by the Company within 12 months following a “change in control” or (iii) termination by the executive within 12 months following a “change in control,” the executive is entitled to:

•	a lump-sum payment of 24 months of the then-current base salary;

•	bonus payments equal to 150% of the greater of (a) the full year bonus at 100% target for the calendar year in which termination occurs or (b) the average of his or her last two annual bonuses;

•	a lump sum payment of 18 times the then current monthly medical and dental coverage premiums (medical and dental insurance benefits are terminated upon termination of employment);

•	a $4,000 benefit payment to be applied toward the purchase of terminated disability, life and other insurance coverages; and

•	payouts of awards under long-term incentive plans, 401(k) plans and other benefit plans, in accordance with plan provisions, as well as earned but unused paid time off.
“Involuntary termination” is defined in the agreements to mean:

•	termination by the Company without cause;

•	permanent relocation of the executive more than 90 miles from the executive’s principal place of employment without the employee’s consent;

•	a material reduction of the executive’s duties and responsibilities; or

•	a reduction in the executive’s annual base salary.
A “change in control” is defined in the agreements to mean:

•	the sale by the Company of all or substantially all of its assets;

•	the sale, exchange or other disposition of the Company of more than 50% of the Company’s outstanding stock, other than by sale, exchange or disposition of the common stock from a stock offering sponsored or initiated by the Company or its Board of Directors;

•	the merger or consolidation of the Company in which the Company’s shareholders receive less than 50% of the outstanding voting stock of the new or continuing entity; or

•	a change of more than 50% of the directors of the Company’s Board of Directors, other than pursuant to nomination by a majority of the directors continuing in office.
      In the event of termination under other circumstances, an executive is entitled to earned salary through the termination date, earned but unused time off and benefits earned under employee benefit plans through the termination date. If termination is due to death or disability, an executive (or the executive’s estate) is entitled to a prorated portion of the executive’s bonus for the year of termination.
      Each of the executives has agreed to preserve the confidentiality of the Company’s trade secrets, not to solicit customers of the Company for a period of one year following termination of employment and not to solicit the Company’s employees for a period of two years following termination of employment. Each executive also agrees not to compete with, or work for a competitor of, the Company for a period of one year following termination of employment.
Compensation Committee Interlocks and Insider Participation
      The members of the Compensation Committee during 2005 were Mr. Schwartz, Dr. Mukkamala, Mr. Gorman, and Mr. Stilwell. Dr. Mukkamala served as a non-employee officer of the Company’s subsidiary, American Physicians, prior to American Physicians’s conversion in 2000 and prior to his appointment to the Compensation Committee of the Company’s Board.
Compensation Committee Report
      The Compensation Committee is responsible for the administration of the Company’s executive compensation programs. In this regard, the role of the Committee is to oversee our compensation plans and policies, annually review all executive officers’ compensation, and administer the Stock Compensation Plan (including reviewing and approving stock option grants, restricted stock awards and any other equity-based awards to executive officers). Beginning in 2006, the Committee does not intend to approve any additional equity-based awards for the foreseeable future. The Committee reviews all compensation policies, practices, actions and awards for the Company’s executives and regularly reports on its activities to the Board of Directors. The Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. Additionally, the Committee reviews significant employee benefits programs, including bonus plans, equity-based programs, deferred compensation plans and any other cash or stock incentive programs that may have a long-term impact on the Company.
      All members of the Compensation Committee during 2005 were independent directors and none of the members were employees or former employees of the Company.
      Executive Compensation Philosophy. The Committee’s overall compensation philosophy is to provide competitive compensation and benefit levels that enable the Company to attract, retain and motivate talented managers. The Committee believes that total compensation should be directly related to the Company’s financial performance and should align the financial interests of the executives with those of its shareholders.
      The Company’s executive officers are compensated through a combination of base salary, cash bonus awards that are tied to the Company’s return on shareholders’ equity (“ROE”) and equity-based awards. During 2005, the Committee approved the distribution of the last 95,500 shares available in the Stock Compensation Plan (“Plan”) through stock option grants, and no further shares will be awarded. Grants were made to the executive officers in 2005 by the Committee in attempt to balance the amount of equity compensation held by each executive officer in relation to their position and years of service with the Company. The Committee does not intend to recommend that the Plan be amended to make additional shares available for future grants.
      The Committee has established compensation levels for each executive officer that it believes are competitive in the industry, motivate each officer, and reflect each officer’s performance and level of responsibility.
      Base Salary. In 2005, the Compensation Committee established base salaries for executive officers at levels comparable to those of their peers. The Committee reviewed a set of peer groups that consisted of publicly traded and mutual-based companies within the medical professional liability sector, and other similarly situated insurance and financial services companies. The peer groups were compiled by management and the Company’s human resources department, which utilized data from the Physicians Insurance Association of America and an outside compensation consultant. The Compensation Committee believes the companies in this set of peer groups provided information on companies that were most comparable to the Company and therefore provided the most appropriate benchmark when establishing base salaries for executive officers. While many of these companies are included in the SIC Code peer group used in the Stock Performance Graph included elsewhere in this proxy statement, the SIC Code peer group index in the Stock Performance Graph includes additional companies whose compensation was not reviewed by the Compensation Committee. For 2006 and beyond, it is the intention of the Committee to adjust base salaries for executive officers’ in an amount equal to the average annual base salary percentage change received by all Company employees without consideration of any peer group. The Committee believes this policy will provide an incentive for executive management to maximize their compensation through cash bonuses and equity-based awards, both of which are tied to the financial performance of the company.
      Incentive Compensation. The Committee believes that the purpose of an incentive is to motivate and reward eligible employees for their contribution to the Company’s performance. Incentives are paid in the form of cash bonuses early in the year following performance. Under the cash bonus plan (’bonus plan”) in effect for 2005, all employees of the Company, including its executive officers, were eligible to receive a cash bonus based upon a modified ROE formula. The cash bonuses are a function of the Company’s modified ROE, the employee’s annual earnings and the employee’s position. For non-executive officers, the cash bonuses are subject to a maximum targeted bonus. For executive officers, the cash bonuses continue to increase with the ROE, with no established maximum.
      Based upon the Company’s 2005 financial results, the Company’s three top executive officers were awarded a cash bonus equal to 100% of their base earnings. The Committee believes its modified ROE formula is the most appropriate measurement to use to determine how well executives are employing the funds invested by shareholders to generate returns and build long-term shareholder value. The bonus plan provides that no payout will occur unless a minimal acceptable ROE threshold has been met. The incentive reward for 2006, and into the foreseeable future, will be based on the same formula used in 2005.
      CEO Compensation. For 2005, the Committee determined that Mr. Clinton would receive an annual base salary of $600,000. In addition, on August 3, 2005, the Committee granted 40,000 options to Mr. Clinton as a result of the Company’s financial performance and to provide additional equity-based incentive so that Mr. Clinton’s equity compensation holdings would be appropriate in relation to the Company’s other executive officers.
      The salary level for the Chief Executive Officer was established at a level the Committee believed was competitive in the industry, provided motivation, and reflected the officer’s performance and level of responsibility.
      Mr. Clinton’s 2005 bonus was determined based upon the modified ROE formula discussed above. Based on the earnings performance achieved by the Company in 2005, Mr. Clinton received a bonus of $596,865 or 100% of his 2005 base earnings.
      Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the deductibility of executive compensation paid to the Company’s Chief Executive Officer and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1 million in annual compensation (including gains from the exercise of certain stock option grants). Qualifying performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m).
      The Compensation Committee retains the authority to authorize payments that may not be deductible where the Committee believes such payments are appropriate to maintain competitive compensation levels within the Company’s peer group of companies. The Compensation Committee has concluded, and may conclude in the future, that it is appropriate to exceed the limitations on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the best interests of the Company and its shareholders.

COMPENSATION COMMITTEE:	Lloyd A. Schwartz, Chair
                                                                                  Daniel L. Gorman
                                                                                  AppaRao Mukkamala, M.D.
                                                                                  Joseph D. Stilwell

Stock Performance Graph
      The following graph compares the percentage change in the cumulative total shareholder return on the Company’s Common Stock during the period beginning December 31, 2000 and ending on December 31, 2005, with the Nasdaq Market Value Index (the “Nasdaq Index”) and the Fire, Marine, Casualty Insurance SIC Code Index (the “SIC Code Index”). The SIC Code Index is comprised of over 100 companies engaged in the fire, marine and casualty insurance industry. The graph assumes that the value of the investment in the Common Stock, the Nasdaq Index and the SIC Code Index was $100 on December 31, 2000 and that all dividends were reinvested.

		12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

AMERICAN PHYSICIANS	Return%		31.32	-13.52	-2.18	95.78	27.14
CAPITAL, INC	Cum $	100.00	131.32	113.57	111.09	217.50	276.54

NASDAQ Composite-NDQ	Return%		-20.79	-31.24	50.79	9.16	2.12
	Cum $	100.00	79.21	54.46	82.12	89.65	91.54

SIC CODE PEER GROUP	Return%		-11.45	-18.18	20.65	7.59	9.60
	Cum $	100.00	88.55	72.45	87.41	94.04	103.07

CERTAIN RELATIONSHIPS AND TRANSACTIONS
      None.
INDEPENDENT ACCOUNTANTS
General
      The accounting firm of BDO Seidman, LLP (“BDO”) acted as the Company’s independent registered accountant to audit the financial statements of the Company for 2005, the first year for which they were engaged. The accounting firm of PricewaterhouseCoopers LLP (“PwC”) acted as the Company’s independent registered accountant to audit the financial statements of the Company for 2004 and prior years. Representatives of BDO are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

Fees Paid to Independent Auditors
      Audit Fees. BDO billed the Company a total of $516,000 for professional services in connection with the audit of the 2005 financial statements and management’s assessment of the effectiveness of internal control over financial reporting, and the review of the financial statements contained in the Company’s Form 10-Q reports filed during 2005. Such amount includes $234,000 relating to BDO’s 2005 audit of management’s assessment of the effectiveness of internal control over financial reporting. BDO did not bill the Company for audit fees in 2004. PwC billed the Company a total of $1,471,387 for professional services in connection with the audit of the 2004 financial statements and management’s assessment of the effectiveness of internal control over financial reporting, and the review of the financial statements contained in the Company’s Form 10-Q reports filed during 2004. PwC billed the Company a total of $1,058,174 relating to the 2004 audit of management’s assessment of the effectiveness of internal control over financial reporting. PwC billed the Company a total of $43,515 for professional services in connection with the re-issuance of their opinion letter related to the audit of the 2004 financial statements contained in the 2005 Annual Report on Form 10-K.
      Audit-related Fees. BDO billed the Company a total of $33,875 and $0 for services rendered during 2005 and 2004, respectively, primarily in connection with the audit of the pension and 401(k) plans. PwC billed the Company a total of $34,334 for services rendered in 2004 in connection with the audit of the pension and 401(k) plans and internal control reviews.
      Tax Fees. BDO did not bill the Company for tax fees during 2005 or 2004. PwC billed the Company a total of $40,545 for services rendered during 2005 in connection with the preparation of the Company’s 2004 federal tax return. PwC billed the Company a total of $42,717 for services rendered during 2004 in connection with the preparation of the Company’s 2003 federal tax return and amended returns related to prior years to claim the benefit of net operating loss carrybacks.
      All Other Fees. BDO did not bill the Company for other services rendered during 2005 and 2004. PwC billed the Company a total of $82,822 for other services rendered during 2004. A majority of this amount was related to: a due diligence review project; professional services relating to a NASD inquiry; a review of procedures related to the 2003 proxy statement and the audit committee charter; and an on-line research service utilized in 2004.
      The Audit Committee of the Board does not consider the provision of the services described above by BDO to be incompatible with the maintenance of BDO’s independence.
      The Audit Committee has adopted a pre-approval policy for all audit and non-audit services pursuant to which it pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement with respect to such services (other than certain de-minimis non-audit services). To the extent that an engagement for audit and/or non-audit services is needed by the Company between Audit Committee meetings, the Audit Committee chairman is authorized by the Audit Committee to approve the required engagement on its behalf. All of the services performed by BDO during 2005 were pre-approved by the Audit Committee.
Change in Registrant’s Independent Registered Public Accounting Firm
      On March 24, 2005, the Company dismissed PwC as the Company’s independent registered public accounting firm. The Company’s Audit Committee approved the dismissal of PwC.
      PwC’s reports on the consolidated financial statements of the Company for the years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2004 and 2003 and through March 24, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in PwC’s reports on the Company’s financial statements for such years.

      During the years ended December 31, 2004 and 2003 and through March 24, 2005, there have been no reportable events, as defined in Item 304 of Regulation S-K, except as noted in the following paragraph.
      In the course of evaluating the Company’s internal control over financial reporting as of December 31, 2004, the Company’s management noted a matter that it considered to be a material weakness. As of December 31, 2004, the Company did not maintain effective controls over underwriting and claims processes performed at its New Mexico location. The control deficiency at this location relates to deficiencies in the Company’s processing and recording of premiums, paid losses, loss adjustment expenses and the related case reserves at December 31, 2004.
      As discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, there was a material weakness in the Company’s internal controls over financial reporting at our New Mexico location at December 31, 2004. The control deficiency did not result in any adjustments to the 2004 annual or interim consolidated financial statements. As discussed in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, management implemented several additional control procedures in the first quarter of 2005. Based on the results of our 2005 internal controls testing related to the New Mexico location, management concluded that the material weakness related to the New Mexico operations has been successfully remediated. In addition during 2005, the Company successfully completed the conversion of New Mexico policy and claims data from the information system currently used to that used by the Company’s other operating locations. This conversion has further enhanced the effectiveness of controls related to the New Mexico location.
      Effective March 30, 2005, the Company’s Audit Committee appointed BDO Seidman, LLP as its principal independent registered public accounting firm to audit the Company’s 2005 consolidated financial statements. BDO was not consulted on any matter described in Item 304(a)(2) of Regulation S-K during the Company’s two most recent fiscal years and subsequent interim period preceding the engagement of BDO.
Ratification Of Appointment Of Independent Registered Public Accounting Firm
      The Audit Committee has appointed the firm of BDO to act as the independent registered public accountants to audit the Company’s 2006 consolidated financial statements. We are asking our shareholders to ratify the appointment of BDO as the Company’s independent registered public accounting firm for 2006. The affirmative vote of the holders of a majority of the shares of the Company’s common stock voting in person or by proxy is required to ratify the appointment of the independent registered public accounting firm. Abstentions and broker non-votes will be disregarded for purposes of determining the number of votes counted toward this vote.
      If the shareholders fail to ratify the appointment of BDO, the Audit Committee would reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our shareholders’ best interests.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFYING THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY’S 2006 CONSOLIDATED FINANCIAL STATEMENTS.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and ten percent owners to file reports of holdings and transactions in Company stock with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto and written representations furnished to the Company, the Company’s officers, directors and ten percent owners timely filed all required reports since the beginning of 2005 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SHAREHOLDER PROPOSALS
      Shareholder proposals intended to be presented at the 2007 Annual Meeting of Shareholders which are eligible for inclusion in the Company’s Proxy Statement for that meeting under Rule 14a-8 under the Exchange Act must be received by the Company not later than November 29, 2006 in order to be considered for inclusion in the Company’s Proxy Statement relating to that meeting. Such proposals should be addressed to the Secretary at the Company’s principal executive offices and should satisfy the informational requirements applicable to shareholder proposals contained in the applicable rules of the Securities and Exchange Commission.
      In addition, the Company’s bylaws provide that, in order for a shareholder proposal or nomination to be properly brought before the 2007 Annual Meeting, written notice of such proposal or nomination, along with the information required by the bylaws, must be received by the Company at its principal executive offices, on or before January 27, 2007. If the date for the 2007 Annual Meeting is significantly different than the first anniversary of the 2006 Annual Meeting, the bylaws provide for an adjustment to the notice period described above.

By Order of the Board of Directors,

ANNETTE E. FLOOD
Secretary
East Lansing, Michigan
March 29, 2006

AMERICAN PHYSICIANS CAPITAL, INC.
PROXY STATEMENT

————————————————————TO VOTE BY MAIL————————————————————

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

————————————————————— TO VOTE BY INTERNET —————————————————————

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.
2.	Visit our Internet voting Site at http://www.illinoisstocktransfer.com, click on the heading “Internet Voting” and follow the instructions on the screen.
3.	When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by Internet must be completed and submitted prior to Tuesday, April 25, 2006 at 11:59 p.m. Eastern Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

—————————————————— TO VOTE BY TELEPHONE ——————————————————

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.
2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
3.	When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.

Please note that all votes cast by telephone must be completed and submitted prior to Tuesday, April 25, 2006 at 11:59 p.m. Eastern Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

REVOCABLE PROXY                      AMERICAN PHYSICIANS CAPITAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned as a shareholder of record on March 10, 2006 hereby appoints R. Kevin Clinton and Frank H. Freund or any of them, proxies with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of American Physicians Capital, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on April 27, 2006, and at any adjournments thereof, upon all matters properly coming before the meeting including, without limitation, those set forth in the related Notice of Meeting and Proxy Statement dated March 29, 2006. In their discretion, to the extent permitted by law, the proxies are also authorized to vote upon such matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated March 29, 2006, is unable to serve or, for good cause, will not serve.

The Board recommends a vote “FOR” all nominees and “FOR” Proposal 2.
Proposal 1. ELECTION OF DIRECTORS -

     ☐ FOR ALL NOMINEES

     ☐ WITHHOLD FROM ALL NOMINEES

     CLASS II NOMINEES:      01 Billy B. Baumann      02 R. Kevin Clinton      03 Larry W. Thomas

     (Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in space provided below.)

Proposal 2. Ratification of the appointment of BDO Seidman, LLP as independent registered public accounting firm for 2006.

     ☐ FOR           ☐ AGAINST            ☐ABSTAIN

(to be signed on the other side)

The Directors and Officers of

cordially invite you to attend our
Annual Meeting of Shareholders
Thursday, April 27, 2006, 9:00 a.m. edt
APCapital’s Headquarters
1301 North Hagadorn Road, East Lansing, Michigan

You can vote in one of three ways: 1) By Mail, 2) By Phone, 3) By Internet.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF PROXY CARD,
DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606

DETACH PROXY CARD HERE	DETACH ATTENDANCE CARD HERE AND MAIL WITH PROXY CARD

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees named on the other side of this proxy card and FOR the ratification of the appointment of the independent registered public accounting firm. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated March 29, 2006, and the 2005 Annual Report to Shareholders. The undersigned ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

If you plan to personally attend the Annual Meeting of Shareholders on April 27, 2006, please check the box and list the names of attendees below.
Return this stub in the enclosed envelope with your completed proxy card.

I/We plan to attend
the Annual Meeting.
Names of persons attending:
__________________________________

__________________________________